                                  EXHIBIT 11

                FRONTIER NATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month periods ended March 31, 1999 and 1998. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the business combination, the stock dividend and the stock split as discussed in the notes to the consolidated financial statements.



                                             Three Months
                                            Ended March 31
                                       -------------------------
                                           1999          1998
                                       ------------   ----------
Basic net income.....................   $  578,436    $  214,443
                                        ===========   ==========
Basic earnings on common shares......   $  578,436    $  214,443
                                        ===========   ==========
Weighted average common shares
 outstanding - basic.................    3,473,525     2,104,092
                                        ===========   ==========
Basic earnings per common share......   $      .17    $      .10
                                        ===========   ==========
Basic net income per common share....   $      .17    $      .10
                                        ===========   ==========
Diluted net income...................   $  578,436    $  214,443
                                        ===========   ==========
Diluted earnings on common shares....   $  578,436    $  214,443
                                        ===========   ==========
Weighted average common shares
 outstanding - diluted...............    3,518,658     2,104,092
                                        ===========   ==========

Diluted earnings per common share....   $      .16    $      .10
                                        ===========   ==========

Diluted net income per common share..   $      .16    $      .10
                                        ===========   ==========